Exhibit 10.33

COAL LEASE AGREEMENT

Between

TYGART RESOURCES, INC.

and

PITTSBURGH-LIGONIER, INC., LESSORS

and

ROCKING CHAIR ENERGY COMPANY, LLC, LESSEE

January 20, 2006

LEASE AGREEMENT

This Agreement of Lease dated the 20th day of January, 2006, by and between TYGART RESOURCES, INC., a West Virginia corporation, PITTSBURGH-LIGONIER, INC., a West Virginia corporation, (together “LESSOR”), and ROCKING CHAIR ENERGY COMPANY, LLC, an Alabama limited liability company, (“LESSEE”).

WITNESSETH:

WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, certain of Lessor’s interests in the real properties within the area of Pleasant District, Barbour County, West Virginia outlined in blue on Exhibit A (the “Leased Premises”) and listed in Exhibit B, both exhibits attached hereto and made a part hereof.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and intending to be legally bound hereby, the parties hereto (together the “Parties” and each a “Party”) hereby agree as follows:

ARTICLE ONE

DEMISE

Section 1.01 Demise. Subject to the covenants, conditions and reservations set forth herein, Lessor hereby demises, rents, leases and lets unto Lessee, and Lessee hereby takes and hires from Lessor for the Term specified in Article Two, the sole and exclusive right and privilege to mine and take away, by any lawful mining method, all of the coal in all of the seam below the Lower Kittanning seam now owned by the Lessor in all of the tracts or parcels of coal within the Leased Premises as described or listed in Exhibit B attached hereto (the “Clarion Seam”).

Section 1.02 Access and Mining Rights. Lessor hereby grants to Lessee for and during the Term all access rights, mining rights, waivers and immunities owned or otherwise enjoyed by Lessor with respect to the Leased Premises, including without limitation, right (i) to drill, mine, dig, ventilate, drain and remove all of the demised coal therefrom, and (ii) to haul demised coal, mine personnel supplies, material and equipment over, under or through the Leased Premises and to use the Leased Premises for any proper purpose.

Section 1.03 Additional Coal Interests. Lessor hereby covenants and agrees that if Lessor has an interest in or title to any coal which is situate within the Leased Premises and which is not otherwise herein identified as being part of the Leased Premises, that Lessor’s interest in or title to such coal shall be deemed to be included in the Leased Premises, subject to this Lease with the same terms and conditions as if such additional interest had been identified as part of the Leased Premises as of the date first above written.

Section 1.04 Exercise of Rights Reserved by Lessor. All remaining rights of Lessor with respect to the Leased Premises, including without limitation oil and gas rights, shall be exercised in such a way as not to interfere with the rights of Lessee hereunder and the location of oil and gas wells and related facilities shall be subject to the prior written approval of the Lessee.

*CONFIDENTIAL MATERIAL HAS BEEN

OMITTED AND FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE

COMMISSION. BRACKETS AND UNDERSCORES

DENOTE SUCH OMISSIONS.

ARTICLE TWO

TERM

Section 2.01 Term. The initial term of this Lease shall commence on February 15, 2006 and, unless extended or earlier terminated as provided in Article Nine, shall expire at 12:00 noon eastern time on the last day of the twentieth Lease Year (defined in Section 3.02).

Section 2.02 Extension. Upon the expiration of the initial term hereof and each effective extension of the initial term hereof (“Term”), this Lease shall be extended for five additional terms of ten (10) years each unless Lessee shall have given Lessor written notice of Lessee’s intention to terminate this Lease as provided in Section 9.01 hereof. Each such extension of the Term hereof shall be on all of the terms and conditions contained herein. The Term hereof shall expire, unless extended as provided in this Section 2.02 or earlier terminated as elsewhere expressly provided herein, at 12:00 noon eastern time on the last day of such term.

Section 2.03 Limitation on Term. If Lessee has not commenced mining coal in the Clarion Seam within eighteen (18) months from February 15, 2006, this Lease shall terminate at the option of Lessor unless Lessee pays Lessor the sum of [_*_] Dollars ($[_*_]) as an advance on royalty, in which case the Lease will remain in full force and effect until August 15, 2007.

ARTICLE THREE

ROYALTIES

Section 3.01 Royalties. In consideration of the demise of the Leased Premises contained in Article One, Lessee shall pay coal royalties to Lessor on the following terms and conditions:

(a)	Beginning February 15, 2006, Lessee shall pay the sum of [_*_] Dollars ($[_*_]) per month on or before the 15th day of each month for six (6) months, [_*_] Dollars ($[_*_]) per month for the next six (6) months, and [_*_] Dollars ($[_*_]) per month for the next six (6) months, all payments of which are to be an advance on royalty (“Royalty”).

(b)	Any sums payable pursuant to Section 2.03 and Section 3.0 1(a) above shall be considered as an advance on Royalty.

(c)	Any advance on Royalty shall be applied as a credit against amounts due Lessor under Production Royalty payments required pursuant to Section 3.01(d) as limited pursuant to Section 3.01(f).

(d)	Lessee agrees to pay Lessor a production royalty (the “Production Royalty”) equal to the greater of $[_*_]for each ton or [_*_]% of Gross Realization per month in accordance with Section 3.03.

*CONFIDENTIAL MATERIAL HAS BEEN

OMITTED AND FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE

COMMISSION. BRACKETS AND UNDERSCORES

DENOTE SUCH OMISSIONS.

(e)	Beginning thirty (30) months after February 15, 2006, Lessee agrees to pay Lessor at least [_*_] Dollars ($[_*_]) per year (“Minimum Royalty”) as long as coal subject to this Lease is being mined or is reasonably capable of being mined according to reasonable mining plans; provided that said Minimum Royalty shall not be required after Lessor has received [_*_] dollars ($[_*_]) of Royalties from this Lease Agreement. If Production Royalty during any such Lease Year is less than said $[_*_], Lessee shall pay the difference by the 10th day following the end of said Lease Year. Any sums payable pursuant to Section 2.03, Section 3.01(a), and Section 3.01(e) shall be considered as an advance on Royalty. If the only coal mined is from other leases and Lessor has received $[_*_] of Royalties under this Lease Agreement, only wheelage pursuant to Article Four shall be paid by Lessee to Lessor.

(f)	Anything to the contrary contained in this Lease Agreement notwithstanding, if Lessee has not commenced mining coal within thirty (30) months after February 15, 2006, Lessee shall commence making monthly payments of Minimum Royalty in the amount of [_*_] Dollars ($[_*_]), the first payment of which will be due on the first day of the month following the thirtieth month after February 15, 2006 or September 1, 2008. Said monthly Minimum Royalty shall continue until such time as coal production produces enough Production Royalty to satisfy said Minimum Royalty contained in this paragraph. If coal production begins greater than thirty (30) months after February 15, 2006, Lessee shall be entitled to recoup any monies paid as advance on royalties plus Minimum Royalties previously paid but only after Lessor has received a monthly payment of $[_*_] from Production Royalty. For example: If Lessee mines coal sufficient pay Production Royalty of $[_*_] for coal produced in the 36th month (payment for which is due on or before the 15th day of the month after Gross Realization as hereinafter defined), it shall have paid $[_*_] in advance royalty and $[_*_] as Minimum Royalty, a total of $[_*_]; Lessee shall receive a credit of $[_*_] ($[_*_] less $[_*_]) and shall pay only $[_*_] to Lessor that month; and the remaining credit available will be reduced to $[_*_] ($[_*_] less $[_*_]). Failure to pay a minimum of $[_*_] as provided in this paragraph, shall be a breach of this Lease Agreement, and Lessor shall be entitled to cancel this Lease ten (10) days after giving written notice to Lessee unless Lessee within such ten (10) days causes said monthly Minimum Royalty to be wire transferred into the account designated by Lessor in the notice of cancellation given to the Lessee.

Section 3.02 Definitions. The following terms whenever capitalized herein are defined as specified below:

Month means a calendar month.

Mineable Coal means coal within the Leased Premises which Lessee in its sole discretion considers to be mineable and merchantable. Coal in the Clarion Seam less than sixty inches (60”) is considered not mineable or merchantable unless in fact mined by Lessee.

Lease Year means (i) in the case of the first Lease Year, the period beginning on February 15, 2006 and ending February 15, 2007, and (ii) in the case of succeeding Lease years, the succeeding periods of twelve (12) months each.

Production means coal from the Leased Premises which during the Month in question (i) is shipped from the Leased Premises, (ii) title to which has passed from Lessee, or (iii) is consumed or processed on the Leased Premises by Lessee or others by means other than cleaning or washing. Tons of Production shall be measured by the weight of the coal in the form of condition (i.e., clean or raw) actually shipped, transferred or consumed. Production shall be deemed to occur at the earliest of the times set forth above.

Gross Realization means with respect to any Month, the sum of:

The aggregate consideration actually received by Lessee for all Production during the Month which is not sold or transferred to or consumed by Related Entity (defined in paragraph (c) below):

Plus, with respect to any Production during the Month sold or transferred to or consumed by a Related Entity, the greater of (i) the product of the Average Gross Realization (defined in paragraph (a) below) for such Month multiplied by the actual number of such Tons of such Production, and (ii) the aggregate consideration received by Lessee for Production not sold, transferred to or consumed by a Related Entity.

(a)	“Average Gross Realization” means with respect to any month:

(1)	The aggregate consideration actually received for all Production during the Month sold or transferred to or consumed by persons other than Related Entities, divided by the actual number of Tons of such Production; or,

(2)	If during a Month more than half of all Production is sold or transferred to or consumed by Related Entities, the greater of (i) the Average Gross Realization determined under paragraph (a) (1) above or (ii) the amount of the highest Average Gross Realization in any of the twelve preceding Months.

(b)	If Production is commingled with coal mined from outside the Leased Premises or coal tracts within the Leased Premises not owned by Lessor, and sold, transferred or consumed in a manner which does not differentiate between the consideration for Production and the consideration for coal not covered by this Lease, then the consideration for Production shall be deemed the greater of (i) that share of the total consideration received for Production and coal not included in this Lease which results from allocating the total consideration on the basis of the relative weights of Production and coal not included in this Lease, and (ii) if the Production so commingled, is sold, transferred or consumed by a Related Entity, the amount of consideration which Lessee would be deemed to have received therefore under paragraph (a) above. If Production is commingled with coal not included in this Lease, then the consideration for Production shall be determined by clauses (i) and (ii) of this paragraph.

(c)	The term “Related Entity” shall mean the Lessee and any person which (i) by means of a legal or equitable ownership of any interest, directly or indirectly controls, or is controlled by, or is under common control with Lessee, (ii) makes, commits for or guarantees any loan, extension of credit or other provision of capital (other than consideration received by Lessee for any option to purchase or commitment to sell coal mined from the Leased Premises) to Lessee, or to any (iii) by means of legal or equitable ownership or any interest, directly or indirectly controls, or is controlled by, or is under common control with any person or entity which is a Related Entity under clause (ii) of this paragraph, (iv) received, takes title to or consumes Production in a less than arms-length transaction, or (v) subleases all or a portion of the Leased Premises.

(d)	The consideration received by Lessee with respect to Production shall mean all monetary and non-monetary value received by or becoming owing to Lessee, persons acting on behalf of Lessee, persons designated by Lessee and all Related Parties and shall include the allocable amount of any consideration previously so received for any option to purchase or commitment to sell coal which is applicable to or satisfied in whole or in part by Production during the Month in question.

(e)	Gross Realization with respect to Production from a portion of the Leased Premises in which Lessor has less than a whole interest shall be equal to (i) the Gross Realization with respect to such Production multiplied by (ii) Lessor’s undivided interest in such portion.

(f)	Gross Realization shall not be reduced by the amount of any severance, sales, income or other taxes or governmental impositions or by any royalties to which Lessee or the Leased Premises are subject. Gross Realization shall not include transportation costs from the washer or central shipping point to the customer.

Section 3.03 Production Royalty. Lessee shall pay to Lessor the Production Royalty on or before the 15th day of each Month following receipt of Gross Realization, an amount equal to the greater of the amounts described in Section 3.01(d). Said payments shall be made by wire transfer pursuant to instructions provided to Lessee by Lessor.

Section 3.04 Monthly Reports and Certification. On or before the 15th day of each Month, commencing with the first Month in which Production occurs, Lessee shall furnish Lessor with a written report stating:

(a)	The aggregate quantity in tons of Production during the previous Month, stating separately any quantities of Production which were (i) sold or transferred to or consumed by Related Entities, (ii) commingled with coal mined from coal tracts not included in this Lease.

(b)	The Average Gross Realization for the previous Month, specifying in reasonable detail the Lessee’s computation.

(c)	The Gross Realization for the previous Month, specifying in reasonable detail Lessee’s computation, including, without limitation, (i) the nature of any non-monetary consideration included in the Gross Realization, the value or values assigned by Lessee to such non-monetary consideration and the method by which Lessee determined such value or values, (ii) the total amount of any consideration therefore received by Lessee for any option to purchase or commitment to sell Production which is applicable to or satisfied in whole or in part by any sale, transfer or consumption of Production occurring during such Month, the amount of such consideration allocated to such sale, transfer, or consumption during such Month and the manner by which Lessee made such allocation; (iii) the amount allocated by Lessee as consideration for Production sold, transferred, or consumed by any Related Entity during the Month and the method by which Lessee determined the amount of such consideration; and (iv) the amount determined by Lessee to be the consideration for any Production which was commingled with coal mined from coal tracts not included in this Lease and the manner in which Lessee determined such amount.

(d)	The amount of Production Royalty payable with respect to such Month.

Section 3.05 Additional Information. If during any Month any coal mined from the Leased Premises was sold or transferred to a Related Entity, then in addition to the information Lessee is required to furnish Lessor in respect of such Month as provided in Section 3.4, and at the same time as Lessee furnishes such information, Lessee shall also furnish to Lessor evidence reasonably satisfactory to Lessor which established the price Production could have been sold during such Month in a commercially reasonable manner by Lessee.

Section 3.06 Determination of Tonnage. The number of Tons of Production during each Month shall be determined as follows:

*CONFIDENTIAL MATERIAL HAS BEEN

OMITTED AND FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE

COMMISSION. BRACKETS AND UNDERSCORES

DENOTE SUCH OMISSIONS.

(a)	The weight of the coal shipped by rail shall be determined by weighing each entire shipment on railroad approved scales. Whenever Lessee has established an average car weight with respect to (i) a particular class of railroad car and (ii) coal of a particular size and type by actual weighings on approved scales of not less than 500 cars of the class loaded exclusively with such coal of similar size and type, Lessee may after approval of Lessor in lieu of actual weighings use the average car weight so established to determine the weight of any such coal of such size and type shipped in cars of such class. Such average car weights shall be similarly reestablished upon the written request of either Party to the other, but not more than once every 90 days.

(b)	The weight of any coal not shipped by rail and the weight of any coal shipped by rail, which is not determined in Section 3.06(a), shall be determined in accordance with such accurate and mutually agreeable alternative method of weighing, as Lessor and Lessee shall adopt in writing.

Section 3.07 Lessee’s Continuing Obligation to Pay Correct Production Royalties. Neither Lessor’s failure to object to any statement in reports furnished by Lessee of the amount of any Production Royalty nor Lessor’s acceptance of the amount tendered by Lessee as payment of any Production Royalty shall be deemed agreement by Lessor to accept or require any amount of such Production Royalty less than the amount thereof due under the provisions of this Article.

Section 3.08 Security for Payment of Production Royalties. Prior to Lessee’s removal of coal from the Clarion Seam for which Production Royalties shall become due or against which advance on Royalties shall be credited, Lessee shall secure a letter of credit in the amount of [_*_] dollars ($[_*_]) in favor of Lessor in order to secure the payment of Production Royalties due under this Lease Agreement. Said letter of credit shall be continually renewed until such time as coal is no longer being mined from the Clarion Seam; thereafter, the letter of credit will be reduced to [_*_] dollars ($[_*_]) to secure the payment of any wheelage required under this Lease Agreement.

ARTICLE FOUR

WHEELAGE

Lessee shall have the right to haul, transport and load coal produced by it from the Leased Premises, together with the necessary men, material and equipment on, over, under and through the Leased Premises. If any coal is mined and removed from coal tracts located beyond or outside the confines of the Leased Premises, Lessee shall pay to Lessor a wheelage or haulage charge of [_*_] cents ($[_*_]) per ton for such coal hauled, transported or loaded on, over or through the Leased Premises, payable at the same time as the payment date for Production Royalties described in section 3.03.

Upon termination of this Lease for any reason other than default by Lessee, Lessee may elect to continue such rights only as to underground haulageways then in existence, from year to year, provided Lessee continues to pay such wheelage charge.

ARTICLE FIVE

TAXES

Section 5.01 Taxes. Lessee shall pay when due and payable all taxes, assessments, rates excises levies, or licenses, permits or other fees, or other governmental charges, general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature whatsoever (each a “Tax”, collectively “Taxes”) (i) assessed, levied, imposed upon or becoming due and payable out of or in respect of the Leased Premises during the Term or (ii) assessed, levied, imposed upon or becoming due and payable out of or in respect of Lessee’s improvements in or on the Leased Premises, any Production or operations in or on the Leased Premises, or any other use or occupancy of the Leased Premises during the Term for which Lessor is, or but for this Lease would be liable or for which the Leased Premises may be subject to lien. If Lessee fails to make timely payment of any Taxes within twenty (20) days after either Lessor, or the government authority imposing or charged with collecting the same, has given Lessee written notice that the same is due and payable, specifying the amount thereof, Lessor may in its sole discretion, subject to Section 11.02, pay the same and Lessee shall reimburse Lessor the amount thereof on demand with interest as provided in section 13.03. No such payment by Lessor shall be deemed to waive Lessee’s default in failing to make timely payment thereof, and such default shall be deemed to continue until Lessee has fully reimbursed Lessor with interest. Lessor may from time to time elect to pay directly the taxes on one or more or all separately assessed coal tracts in the Leased Premises and to be reimbursed by Lessee. Nothing herein shall impose on Lessee any obligation to pay, or reimburse Lessor’s payments of, any taxes in the nature of a franchise, income or capital gains tax levied or imposed against Lessor or Lessor’s interest in Royalties.

Section 5.02 Proration. Upon commencement and termination of this Lease by expiration of the term or otherwise, Taxes shall be prorated to the date of commencement or termination, and within ninety (90) days after such commencement to termination, Lessor or Lessee, as the case may be, shall pay to the other the amount owing to the other as the result of such proration. The foregoing shall not be deemed in any way to limit or impair Lessor’s right to recover damages from Lessee in the event of the termination of this Lease under Sections 9.03 or 9.04 including, without limitation, damages measured in whole or part by reference to amounts of Taxes payable after such termination.

Section 5.03 Mined-Out Tracts. Promptly after all of the mineable and merchantable coal in any tract in this Lease which is separately assessed for the purpose of imposing or levying property taxes is mined-out, Lessee shall take whatever steps are necessary to cause the value of such coal tract to be removed from the tax records of the governmental agencies responsible for such assessments.

ARTICLE SIX

MINING OPERATIONS, RECORDS AND INSPECTIONS

Section 6.01 No Obligation to Mine. Lessee shall have no obligation to undertake and continue mining operations on the Leased Premises.

Section 6.02 Proper Mining Practices.

(a)	Lessee shall mine the Leased Premises in a workmanlike manner by any method of modern bituminous coal mining then generally accepted in the industry. Lessee shall endeavor in good faith to comply with all applicable federal and state laws and municipal ordinances now or hereafter enacted or adopted and with the lawful requirements of all federal, state and municipal authorities with respect to the condition of the Leased Premises, Lessee’s use and occupation thereof and any operation incidental thereto, including, without limitation, any such laws or requirements relating to mine safety or to the reclamation, restoration, repair or closure of mined areas or to other environmental protection or conservation measures. Lessee shall not be deemed in default of any provision of this Lease for any action other than failure to pay royalties if and to the extent such action is lawfully required of Lessee in order to comply with any such state or federal law or municipal ordinance or with requirements of any such federal, state or municipal authority.

Section 6.03 Records. Lessee shall prepare and keep for not less than three (3) years (or such longer limit as may be required by law) complete and accurate records of the mining, processing, use, shipment, and sale or other consumption of such coal. Lessee shall also retain for such period all other records used in determining the amount of Gross Realization and Production during the Term, including, without limitation, copies of all invoices, shipping bills and records, tax bills, statements, agreements, correspondence, memoranda, mining and engineering logs, journals and maps relating directly to the quantity of Production and the consideration received therefore. These provisions shall not entitle Lessor to inspect any coal sales agreements except those between Lessee and Related Entities relating to the Leased Premises, nor shall Lessor be entitled to inspect Lessee’s internal records regarding production and method of mining except to the extent necessary to determine the quantity of Production and the consideration received therefor. Lessor, by any of its duly authorized managers, officers, employees, agents and counsel, shall have the right at all reasonable times upon reasonable notice to Lessee to have access to any and all such records, documents and materials, to inspect or audit the same and to copy therefrom, by hand or by any mechanical, electronic, photographic, electrostatic or other process, and to use for such copying any facility or equipment Lessee may have, paying Lessee the actual cost of any such use. Lessee shall cooperate with Lessor’s authorized officers, employees, agents and counsel in such inspections or audits. Any data maintained by Lessee in electronic form shall be made available to Lessor as “hard copy”. Lessor shall not conduct more than one general inspection in any Lease Year unless it has reasonable factual basis to believe proper Production Royalty has not been paid. Once a general inspection or audit has been conducted for a particular year and any adjustments resulting from such general inspection or audit have been made, that year shall not be subject to further general inspection or audit.

Section 6.04 Inspection of Premises. Lessor by its duly authorized officers, employees, agents, and counsel shall have the right at all reasonable times on reasonable notice to inspect any and all portions of the Leased Premises and any of Lessee’s operations hereunder. Any such officers, employees, agents or counsel shall upon arriving at the site of Lessee’s operations on the Leased Premises promptly report their presence to Lessee’s mine office at the Leased Premises and shall comply with all applicable safety rules and regulations. All such visits shall be at the sole risk and expense of Lessor.

Section 6.05 Maps. Lessee shall at all times after Lessee commences Production from the Leased Premises maintain maps with respect to Lessee’s coal mining operations within the Leased Premises to the extent and in a manner consistent with the customary practice of prudent coal operators. Lessee shall furnish to Lessor a copy of such maps in the form of a true scaled print or tracing thereof, certified by an officer of Lessee, Superintendent, registered Surveyor or Mining Engineer as current, complete and accurate, within thirty (30) days thereafter and as of (i) the first day of the seventh (7th) Month during the Lease Year. Lessee shall also furnish to Lessor a copy of such map, so certified, within 30 days after receiving from Lessor any written request therefore, which Lessor may from time to time make.

Section 6.06 Mining Plans and Production Projections. At least sixty (60) days before Lessee first commences Production and semiannually thereafter, Lessee shall furnish to Lessor a copy of Lessee’s plans for mining the Leased Premises during the coming year, certified as complete and accurate by an officer of Lessee or Superintendent. Lessee shall conduct any mining operations within the Leased Premises generally according to the last mining plan submitted to Lessor but not objected to.

Section 6.07 Objection to Mining Plan. Within thirty (30) days after Lessor receives any new or revised mining plan from Lessee, Lessor may by notice to Lessee object that implementation of such mining plan will (i) materially reduce the economic value of the Leased Premises for reasons other than depletion of the coal by mining, (ii) unreasonably render Mineable coal unmineable or (iii) subject any Party-Lessor to criminal liability or to injunctive civil remedies which would restrict the business activities of any Party-Lessor or its immediate, intermediate or ultimate parents. Lessee shall attempt to resolve their disagreement, but if they unable to resolve after twenty (20) days, within another twenty (20) days thereafter either may invoke Arbitration (defined in Article Twelve).

Section 6.08 Confidentiality. Lessor shall treat all information received from Lessee under this Lease as confidential and shall not disclose the same to third parties except as may be required by law or to enforce Lessor’s rights hereunder. As used in this section “third parties” shall not include (i) any parent, subsidiary or affiliate corporation of Lessor, (ii) any partner in any Lessor or director of any such corporation, or any officer or agent of any of them, (iii) any prospective purchaser or sublessee of the Leased Premises or assignee of this Lease or of the capital stock of any Lessor which is a corporation or their respective parents or (iv) any mortgagee or other person or entity from whom Lessor is seeking a loan, extension of credit, or other provision of capital, or any agent of any of them. Such information may be disclosed to such enumerated parties upon the condition that each of such enumerated parties agree in writing that such information will be treated as confidential and will not be disclosed to any third party except as hereinabove provided.

Section 6.09 Control of Mining. Although Lessor may require and enforce compliance with Section 6.02 and object to mining plans pursuant to Section 6.07, Lessor shall have no right to control or direct mining operations on the Leased Premises by Lessee or Lessee’s employees and contractor.

ARTICLE SEVEN

INDEMNITY AND ASSURANCE

Section 7.01 Indemnification of Lessor. Lessee hereby agrees to indemnify, hold harmless and defend Lessor from and against any and all loss, cost or liability (including reasonable attorneys’ fees and investigation costs) arising during or after the Term out of the possession and use of the Leased Premises by Lessee and those on the Leased Premises by Lessee’s permission, including without limitation any (i) claims for death of or injury to persons or destruction of or damage to property, (ii) any penalties, fines and prosecutions, (iii) suits for abatement of any public or private nuisance (iv) cost of any restoration, repair, closure or reclamation of any area, as well as any costs or expenses related to any such claims, penalties fines, prosecutions, suits or impositions which are asserted during or after the Term, and (v) costs associated with any breach of this Agreement by Lessee or its agents, servants or employees.

Section 7.02 Assurance of Performance. It is the intention of Lessor and Lessee expressed in Section 6.02 and Section 7.01 that Lessee and not Lessor bear the costs associated with Lessee’s mining operations on the Leased Premises, including costs of closure and environmental compliance costs arising after the end of the Term. In order to carry this mutual intention into effect, Lessor may at its option at any time after the end of the Term convey to Lessee by quitclaim deed one or more or all of the coal tracts in the Leased Premises within which Lessee has conducted mining operations, together with whatever unmined coal tracts within the Leased Premises may be required under applicable regulations to constitute a mine barrier between the mined portion so conveyed and surrounding properties owned by third parties, including the portion of the Leased Premises retained by Lessor. Lessor may not so convey less than all of any contiguous mined-out portion of the Leased Premises. Lessee agrees to accept such conveyance and hereby irrevocably appoints Tygart Resources, Inc., its successors and assigns as Lessee’s attorney-in-fact with power of substitution in the Leased Premises for the sole purpose of executing such instruments and performing such acts as may be necessary to perfect of record the foregoing conveyance from Lessor to Lessee.

ARTICLE EIGHT

INTERNATIONAL COAL GROUP, INC. HAS REQUESTED THAT THE PORTIONS OF THIS DOCUMENT DENOTED BY BOXES AND ASTERISKS BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934.

LESSOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 8.01 Lessor’s Warranties of Title. Lessor represents, warrants and covenants as follows:

(a)	Neither Lessor nor anyone claiming by, through or under Lessor has by its acts or omission caused any title defect to the Leased Premises or caused any security interests, liens, claims, encumbrances, charges or burdens against the Leased Premises.

(b)	The Leased Premises include a minimum of [_*_] acres of mineable coal of the seam sometimes referred to as the Clarion seam, the next mineable seam below the Lower Kittanning coal seam; Lessor has the sole and exclusive right to lease or let to Lessee the Clarion Seam of coal for the conduct of mining operations as contemplated by this Lease. For purposes of this Section 8.01(b) and Section 8.03, Lessor shall not be deemed to have the sole and exclusive right to lease or let to Lessee the coal of any of the seams below the Lower Kittanning seam underlying any particular tract or parcel of land, or portion thereof, unless Lessor has the sole and exclusive right to lease or let to Lessee the coal of all such seams.

(c)	Lessee shall have the quiet enjoyment of the Leased Premises during the Term. No other warranty of title is expressed or implied.

Section 8.02 Title Defects. If the Lessee determines that a title defect, which is a breach of the express warranty in Section 8.0 1(a) (“Defect”), exists as to any part of the Leased Premises, it may notify Lessor as to the existence and nature of such Defect. Any notice of Defect involving a tract under lease as of the date of commencement of this Lease shall be given within the first three (3) Lease Years. Upon expiration of the notice period, the Lessee’s rights to claim a Defect shall be extinguished.

If it is determined by the parties or by Arbitration that the Lessee does not have the sole and exclusive leasehold interest in any Mineable Coal within the Leased Premises as a result of a Defect, Lessee may demand that Lessor cure the Defect, and Lessor at its expense shall cure the Defect if Lessor can do so at reasonable expense. If Lessor cannot cure the Defect at reasonable expense, in lieu of curing the Defect, Lessor shall indemnify Lessee against any claim, loss, expense (including attorney’s fees and costs) or liability resulting from the Defect. Lessor shall be responsible for the defense of any claim made against Lessee as a result of the Defect.

Section 8.03 Remedy for Shortage. If at any time during the first three (3) Lease Years, Lessor shall have breached its representations and warranties set forth in Section 8.0 1(b), Lessee may demand that Lessor cure such breach, and Lessor shall at its expense cure such breach if Lessor can do so at reasonable expense. If Lessor cannot cure such breach at reasonable expense within a reasonable period of time and such breach shall have resulted in Lessee’s not having the sole and exclusive interest in the Mineable Coal within the Leased Premises, Lessor shall, in lieu of curing such breach, replace such acreage with other coal equal in tonnage owned by Lessor adjacent to the Leased Premises and acceptable to Lessee. Lessor shall be responsible for the defense of any claim made against lessee as a result of such breach. Exhibit B is a tabulation of the tracts of coal, which Lessor owns within the Leased Premises; Exhibit B is included as a convenience to Lessee but it shall not expand the representations and warranties of Section 8.0 1(b) or the remedy provided in this section.

Section 8.04 Exclusive Remedies. The remedies provided in Section 8.02 and 8.03 shall be Lessee’s exclusive remedies for any Defect or other breach of representations and warranties in this Article.

ARTICLE NINE

TERMINATION AND DEFAULT

Section 9.01 Termination by Lessee. After September 1, 2008, Lessee may give written notice to Lessor that Lessee desires to terminate this Lease. Upon such notice this Lease will terminate (“Lessee Termination”) on the last day of the then current Lease year (“Termination Date”).

Section 9.02 Effect of Lease Termination. After Lessee gives notice of an intended Lessee Termination and until the Termination Date, Lessee shall:

(a)	Operate its mine and facilities on and associated with the Leased Premises (the “Mine”) in a reasonable manner so as not to diminish the value of the Leased Premises.

(b)	Maintain the Mine in operating condition, free of accumulations of water, gas, rubble and other hazards to mining;

(c)	Conduct any mining operations within the Leased Premises strictly according to the last uncontested mining plan provided to Lessor;

(d)	Make available to Lessor and any prospective purchaser or sublessee of the Leased Premises or assignee of the Lessor’s interest in the Lease (i) access to Lessee’s employees or contractors operating the Mine to answer questions, (ii) access to the Mine and (iii) all information in the possession of Lessee its contractors relating to the operation, geology, mining costs or title to the Mine; and

(e)	Make all payments due before the Termination Date without abatement, proration or excuse. Termination shall not entitle Lessee to a refund of any advance minimum royalty.

Section 9.03 Default. If Lessee:

(a)	defaults in the payment of any Royalties payable by Lessee hereunder and continues in such default for ten (10) or more days after notice from Lessor;

(b)	defaults in the performance or observance of any other obligation or condition hereunder, the effect of which default is to subject any Lessor to criminal liability or to injunctive civil remedies which would restrict the business activities of the Lessor or its immediate, intermediate or ultimate parents and Lessee does not within twenty (20) days after notice from Lessor proceed diligently to cure the default;

(c)	defaults in the performance or observance of any other obligation or condition hereunder, and within ninety (90) days after Lessor has obtained final declaratory or injunctive judicial relief against Lessee relating to such default does not proceed diligently to comply with the terms of such judicial relief;

then Lessor shall then and thereafter have the right, without further notice or demand except as expressly required hereby:

(1)	To terminate this Lease by giving Lessee notice of such Termination, which shall be effective immediately or, at such later date as may be specified in such notice;

(2)	Whether or not the foregoing right of termination is or has been exercised, to recover from Lessee at any time or from time to time all unpaid Royalties reserved to Lessor hereunder as well as damages for such default and any other default by Lessee in its obligations hereunder;

(3)	Without terminating this Lease or releasing Lessee from any of its obligations hereunder, to re-enter and take possession of the Leased Premises by any lawful means and, from time to time thereafter, as Lessor may elect, to occupy or re-let the whole or any part thereof for the amount of Lessee for such term (which may be less or greater than the remaining portion of the Term) and upon such other terms and conditions (which may include reduced royalties, or no royalties) as Lessor may in its sole discretion determine; provided, however, that Lessor shall continue to have the right at any time to terminate this Lease as provided in Section 9.03(a) and lessee shall continue to have the right to terminate this Lease as provided in Section 9.01;

(4)	To have such continued default enjoined and to obtain the specific performance by lessee of any or all of its obligations hereunder; and

(5)	To invoke any other right or remedy available to Lessor at law or in equity.

Notwithstanding the foregoing, during the period no Mining Operations are being conducted hereunder, Lessor shall have the right to give notice of termination of this Lease pursuant to this Section 9.03 only for failure by Lessee to pay Royalties as provided in Section 3.01, taxes as provided in Article Five, Minimum Royalties as provided in Section 3.01(e), and wheelage as provided in Article Four.

Section 9.04 Bankruptcy; Insolvency. If any one or more of the following events occur:

(a)	Lessee is adjudicated bankrupt, insolvent, or unable to pay’ its debts as they fall due;

(b)	Lessee seeks by way of petition, answer or otherwise, any organization, liquidation, dissolution, arrangement, composition, readjustment or similar relief under any state or federal bankruptcy, insolvency or debtor relief laws now or hereafter existing;

(c)	Lessee seeks or consents to the appointment of any trustee, receiver, conservator or liquidator of itself, or the issuance of any order, judgment or decree providing for any such appointment;

(d)	Lessee makes or suffers any general assignment of its assets for the benefit of creditors: or

(e)	Lessee fails, within ten (10) days after the filing of any petition seeking the adjudication of Lessee as a bankrupt or as insolvent or as unable to pay its debts as they fall due, or seeking any reorganization, arrangement, composition, readjustment, liquidation or dissolution of Lease or seeking the appointment of any trustee, receiver, conservator or liquidator of Lessee or Guarantor, to file an answer opposing the same or failure by Lessee as the case may be, within thirty (30) days after filing of any such petition to have the same denied or dismissed;

Lessor shall then and thereafter have the right, without further notice or demand except as expressly required herein, to terminate this lease by giving Lessee written notice of such termination, which shall be effective immediately or at such later date as may be specified in such notice. Lessor shall have the further right, whether or not such right of termination is exercised, to recover from Lessee then and from time to time thereafter, any and all Royalties payable by Lessee hereunder as well as damages from any default by Lessee in its obligations hereunder.

Section 9.05 Other Defaults. If Lessee shall default in the performance of any covenant or condition of this Lease and such default is not then such that Lessor may invoke the remedies provided in Section 9.03, then Lessor may at its election from time to time:

(a)	Obtain from any court of competent jurisdiction an appropriate declaratory judgment or mandatory or prohibitory injunction;

(b)	Obtain from any court of competent jurisdiction appropriate money damages;

(c)	Demand and obtain from lessee a specific agreement to indemnify and hold it harmless against any harm arising out of such default, which indemnity shall be an amplification and not a limitation on the indemnity contained in Section 7.01; and/or

(d)	Obtain any other legal, equitable or administrative remedy available to Lessor except termination of this Lease or ejectment of Lessee from the Leased premises.

Section 9.06 Non-waiver of Right of Termination. Upon written notice by Lessor of termination under either Sections 9.03 and 9.04, Lessee shall have no further right to prevent such termination or to restore this Lease in any other way, by payment of any Royalties by cure of any other default or by any other remedial action. Any failure or forbearance of Lessor to pursue any remedy for any default on the part of Lessee hereunder shall not constitute a waiver of, or work as an estoppel against, the right of Lessor to terminate this Lease by reason of any continuing or subsequent default by Lessee. Acceptance by Lessor of partial payment of any Royalties, payment of which is in default or acceptance by Lessor of payment of any Royalties, while payment of any other Royalties or performance of any other obligation is in default shall not constitute a waiver by Lessor of such default nor preclude Lessor from terminating this Lease or exercising any other right hereunder, by reason of such default.

Section 9.07 Re-entry upon Termination. Upon any termination of this lease, all estate, right and interests of Lessee hereunder shall terminate and Lessor shall have the immediate right, without notice thereof or demand therefore, to enter upon and take exclusive possession of the Leased Premises. No termination of this Lease or repossession of the Leased Premises under this Section or any other provision hereof shall deprive Lessor of the right to recover from Lessee the unpaid amount of all Royalties reserved to Lessor hereunder or to recover from Lessee damages for any default by Lessee in its obligations hereunder.

Section 9.08 Documentation of Termination. At any time after the termination of this Lease, by expiration of the Term or otherwise, Lessee shall upon the request of Lessor from time to time (i) execute, acknowledge and deliver to Lessor a release in recordable form, terminating and releasing to Lessor all of Lessee’s right, title and interest hereunder in the Leased Premises and such other instruments as Lessor may reasonably request to evidence such termination and release, and (ii) either deliver to Lessor a release in recordable form executed and acknowledged by each other person claiming by, through or under Lessee who has an interest, beneficially or of record, in the leasehold interest created by this Lease (e.g., secured parties, assignees, sublessees and royalty owners), terminating and releasing to Lessor all such person’s right, title and interest in the Leased Premises, together with such other instruments executed and acknowledge by each such person as Lessor may reasonably request to evidence such termination and release or deliver to Lessor an agreement indemnifying Lessor and holding it harmless against claims by any such person claiming by, through or under Lessee. All such instruments shall be in such form and substance as Lessor may reasonably request.

Section 9.09 Termination for Force Majeure. No event (whether or not beyond control of Lessor or Lessee), including, without limitation, earthquake, flood, storm and other acts of God, fire, explosion, destruction of or injury to Lessee’s plant or other casualty, war, civil commotion, embargo, riot, general or particular strike, unavailability of materials, lack of railroad cars or other transportation, change in economic conditions, or change in federal or state laws or regulations or municipal ordinances or condemnation of the Leased Premises by power of eminent domain, shall cause or be grounds for any termination of this Lease or default thereunder. The foregoing does not restrict or qualify Lessee’s right to affect a Lease Termination.

ARTICLE TEN

ASSIGNMENTS AND TRANSFERS

Section 10.01 Assignment. Subject to Lessor’s consent which may be given in Lessor’s sole discretion, this Lease may be assignable to any person who executes and delivers to Lessor a written undertaking to be bound by and perform all of the terms, conditions and covenants of this Lease. If such assignment shall be to any other company, which in the reasonable judgment of Lessor shall be no less capable then Lessee of discharging all of the terms, conditions and covenants of the Lease, such assignment would relieve Lessee of any further obligations thereunder.

Section 10.02 Transfers by Lessor. Lessor may transfer all or any part of its interest in the Leased Premises or in this Lease. If any transferee is a person who is not already a Party-Lessor, Lessor shall give notice of such transfer to Lessee. No such transfer shall relieve any Party-Lessor of its obligations under this Lease.

Section 10.03 Security. This Lease shall not be given as security for the performance of any obligation of Lessee without Lessor’s expressed written consent; provided, however, subject to Lessor’s review and approval of security documents, Lessor agrees that Lessee’s interest in this Lease Agreement may be pledged to secure financing for the construction of infrastructure providing access to the Clarion Seam and related expenses thereto. In no event shall the security documents subordinate or limit any of Lessor’s rights hereunder.

ARTICLE ELEVEN

CONTESTS

Section 11.01 Lessee’s Right to Contest. After written notice to Lessor, Lessee may at its sole cost contest by appropriate legal proceedings conducted in good faith and with due diligence (all such proceedings together with appeals therefrom being hereinafter referred to as “Contests”) the amount, validity and application, in whole or in part, of any rule, regulation, order or other determination referred to in Section 5.01 provided that:

(a)	Lessee gives Lessor prior written notice before commencing any such Contest;

(b)	The Contest shall operate to suspend the collection of such Tax or the enforcement of such ruling, regulation, order or other determination which is the subject of such Contest;

(c)	Lessor shall not be subject to civil or criminal liability because the Tax in question is not paid or the rule, regulation, or other determination is not complied with;

(d)	Lessee shall have furnished such security, if any, as may be required in the proceeding;

(e)	No notice of termination has been given to Lessee under Section 9.03 or 9.04 and Lessee is in compliance with all of the terms and conditions hereof and has fulfilled all of Lessee’s obligations hereunder;

(f)	Neither Lessor’s interest in this Lease nor Lessor’s reversionary estate in the Leased Premises shall be in danger of being forfeited or lost.

Section 11.02 Relief from Obligations. If and so long as all the conditions of Section 11.01 are met, then, during the period that Lessee carries forward any such Contest in good faith and with due diligence, Lessee shall be relieved from its obligations herein to pay the Tax or comply with ruling, regulation, order or other determination with respect to which such Contest is conducted.

ARTICLE TWELVE

ARBITRATION

Section 12.01 Scope of Arbitration. In addition to those disputes expressly required to be resolved by arbitration elsewhere in this Lease, the following disputes shall be subject to arbitration as provide in this Article (“Arbitration”);

(a)	Disputes as to the quantity of Production or amount of Gross Realization.

(b)	Disputes as to the amount of Mineable Coal within any portion of the Leased Premises.

(c)	Disputes as to the existence of and the amount of Mineable Coal rendered unmineable by any alleged Defect.

(d)	Disputes as to the amount of coal lost which is to be included in Production.

(e)	Disputes as to the validity of any objection of Lessor to any mining plan submitted by Lessee or the general conformity of Lessee’s operations to the last mining plan to which Lessor has not objected.

No other dispute arising under or with respect to this Lease shall be resolved by Arbitration unless the Parties shall subsequently agree in writing that such dispute shall be resolved by Arbitration under this Article.

Section 12.02 Arbitration. Any dispute required to be resolved by Arbitration under Section 12.01 shall, upon the written demand of either Part to the other therefore, be submitted to arbitration by three arbitrators, one selected by Lessor, one by Lessee, and a third selected by such first two arbitrators. If either Party fails to select an arbitrator within fifteen (15) days after the other has given such written demand, naming its arbitrator therein, or if the arbitrators, selected as provided herein, shall fail to select a third arbitrator within twenty (20) days after the appointment of the second of them, then in the first instance the Party having named its arbitrator and in the second instance either or both of the Parties may apply to a Judge of the United States District Court for the Northern District of West Virginia (“Court”), and said Judge shall appoint such arbitrator for the other Party or such third arbitrator, as the case may be, after notice and opportunity to be heard has been given to the other party. No person shall be eligible for appointment as the third arbitrator who is an officer, employee or shareholder of, or is otherwise interested in either of the Parties or in the matter to be arbitrated.

Section 12.03 Decision and Binding Effect. The determination of two or more of the arbitrators on any disputes submitted to them shall be final and binding upon the Parties and may be enforced by either party in any court of competent jurisdiction. Arbitration proceedings hereunder shall, except as specifically provided otherwise herein, comply with the provisions of the commercial rules of the American Arbitration Association.

Section 12.04 Costs. In any arbitration, Lessor and Lessee shall pay the expenses of its own arbitrator, witnesses and attorneys, and all other costs thereof shall be divided equally between them, unless the arbitrators shall otherwise direct.

Section 12.05 Discovery. In the course of any Arbitration, the arbitrators may enter orders allowing either Party such discovery of the other Party as would be allowed in a trial of the same issues by the Court, and they may enforce such orders with similar sanctions.

Section 12.06 Expert Arbitrators. If any Arbitration involves a Defect, which is a title defect, the third arbitrator shall be an experienced West Virginia title attorney. In all other matters the third arbitrator shall be an attorney or registered engineer experienced in the subject matter of the Arbitration. Unless all parties consent, no person shall be selected as the third arbitrator who has performed substantive professional services for any party within the previous five (5) years.

Section 12.07 Suspension Period for Cure. In the event that whether a default in Lessee’s obligations has occurred hereunder depends on the determination of any dispute required to be resolved by arbitration under Section 12.01, none of the time permitted under this Lease for cure of such default shall be deemed to elapse during the period commencing from that date either Party gives the other written demand for arbitration under Section 12.02 and ending ten (10) days after the arbitrators have notified Lessee of their final determination of such dispute.

ARTICLE THIRTEEN

GENERAL PROVISIONS

Section 13.01 Notices. Any notice, consent obligation, report, demand, maps, mining plan, document or other item(s) to be given hereunder (except payment of Royalties) shall be deemed given, when given in writing and personally delivered to the applicable Party or when actually received after being mailed first class, registered or certified mail, postage prepaid, return receipt requested, in either case delivered to the address indicated below for such Party or such other address as such Party may from time to time designate by written notice to the other:

If to Lessor:	President Tygart Resources, Inc. 7 Evelyn Court frwin, Pennsylvania 15642

If to Lessee:	Jimmie R. Ryan, Manager Rocking Chair Energy Company, LLC P. 0. Box 838 Helena, Alabama 35080

With copy to:	John F. De Buys, Jr., Esq. BURR & FORMAN LLP Wachovia Tower 420 North 20th Street, Suite 3100 Birmingham, Alabama 35203

A return receipt from the United States Postal Service shall be a presumption of receipt of notice.

Section 13.02 Computation of Time; Reference to Periods.

(a)	Days. Whenever this Lease states a period of time in number of days, the period shall be deemed at 12:00 P.M. eastern time on the last day of such period.

(b)	Weekends and Holidays. When any period of time (other than a Year or a Month) computed hereunder would end upon a Saturday, Sunday or bank holiday recognized by the State of Pennsylvania such period shall be construed to end upon the next day following which is not a Saturday, Sunday or such bank holiday.

Section 13.03 Interest. Whenever any provision of this Lease shall require payment of interest on any sum, it shall mean interest payable at prime rate charged by Pittsburgh National Bank (PNC Bank) to its most creditworthy customers (the “Prime Rate”) computed from the date such sum is payable hereunder until the date such sum is actually paid.

Section 13.04 Execution in Counterparts. This Lease may be executed in any number of counterparts and by each Party on separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which shall constitute but one and the same instrument.

Section 13.05 Estoppel Certificates.

(a)	Lessee shall, at any time and from time to time during the Term, not later than fifteen (15) days after receiving written request therefore from Lessor, execute, acknowledge and deliver to Lessor, or such other recipient as such notice shall direct, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that, as so modified, this Lease is in full force and effect), (ii) acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the party of Lessor hereunder (or if such default is claimed, specifying the nature of such default), and (iii) stating the date to which any Royalties are paid in advance. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Leased Premises. Lessee’s failure to deliver any such statement within said fifteen (15) days shall be conclusive and binding upon Lessee that (i) this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) there are not, to Lessor’s knowledge, any uncured defaults in Lessor’s performance, and (iii) no Royalties have been paid in advance, except as represented to such purchaser or encumbrancer in the written statement required by this Section 13.05(a) by Lessor.

(b)	Lessor shall, at any time and from time and time during the Term, not later than fifteen (15) days after receiving written requests therefore from Lessee execute, acknowledge and deliver to Lessee, or such other recipient as such notice shall direct, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that, as so modified, this Lease is in full force and effect), (ii) acknowledging that there are not, to Lessor’s knowledge, any uncured defaults on the part of Lessee hereunder (or if such default is claimed, specifying the nature of such default), and (iii) stating the date to which any Royalties are paid in advance. Any such statement may be conclusively relied upon by any prospective assignee or sublessee of Lessee’s interest in this Lease. Lessor’s failure to deliver any such statement within the said fifteen (15) days shall be conclusive and binding upon Lessor that (i) this is in full force and effect, without notification except as may be represented by Lessor, (ii) there are not to

Lessor’s knowledge any uncured defaults in Lessee’s performance, (iii) no Royalties have been paid in advance, except as represented to such assignee or sublessee in the written statement required by this Section 13.05(b).

Section 13.06 Non-waiver of Rights and Defaults. No failure or delay of either Party in the exercise of any right given to each Party hereunder shall constitute a waiver thereof unless the time, if any, specified herein for exercise of such right has expired, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. The waiver of a Party of any default of the other Party hereunder shall not be deemed to be a waiver of any such subsequent default, or other default of such other Party. No waiver, release or extension of time for performance of any obligation hereunder shall be binding against a Party, or admissible in evidence against a Party in any action brought to enforce any provision hereof or for damages by reason of an alleged default of any obligation hereunder, unless such waiver, release or extension is contained in a writing signed by such Party.

Section 13.07 Headings. Article and Section headings herein are used for convenience of reference only and shall not affect the construction of any provision of this Lease. All references herein to “Sections,” “Articles” and “Exhibits” are to sections and articles of and exhibits to this Lease.

Section 13.08 Definitions; Gender and Number. Terms defined in any party of this Lease shall have the defined meanings wherever capitalized herein. As used in this Lease, the terms “herein,” “hereof, and “hereunder” shall refer to this Lease, the singular shall be deemed to refer to the plural and the plural to the singular, and pronouns of certain gender shall be deemed to comprehend either or both of the other genders. As use herein, the Term “person” shall be deemed to refer to any individual person, combination of persons, partnership, corporation or other legal entity.

Section 13.09 Broker’s Fees. Each party agrees to defend, indemnify and hold harmless the other from and against any and all claims, demands, losses, costs and expenses of any kind whatsoever in connection with any claim for a broker’s fee or commission, with respect to this Lease or any transaction contemplated herein, arising out of some act of such Party.

Section 13.10 Binding Effect. This Lease shall bind and inure to the benefit of the Parties and their respective successors and assigns. Nothing herein contained shall entitle any person other than the Parties, their successors and assigns, to any claim, cause of action, remedy or right of any kind.

Section 13.11 Further Instruments. Each Party shall from time to time execute and deliver such further instruments as the other Party or its counsel may reasonably request to effectuate the express intent of this Lease.

Section 13.12 Survival of Provisions. Any provision herein, which by its terms has or may have application after the termination of this Lease, shall be deemed, to the extent of such application, to survive termination of this Lease.

Section 13.13 Entire Agreement; Modification. This Lease constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings and representations of the Parties with respect to the subject matter hereof. This Lease may not be modified, amended, supplemented or otherwise changes, except by a writing by both of the Parties.

Section 13.14 Governing Law. This Lease shall be deemed to be contract and lease made under the laws of the State of West Virginia and for all purposes shall be governed by and construed in accordance with such laws.

Section 13.15 Joint and Several Obligations. Each and every obligation of the Parties-Lessor as Lessor shall be joint and several.

Section 13.16 Agency. For all purposes under this Lease, including amendment hereof, Tygart Resources, Inc. (“Tygart”) shall except as set forth in section 7.02 hereof, be agent of each Party-Lessor as Lessor. Any notice or payment to Tygart shall be effective as notice or payment to each Party-Lessor as Lessor. Any notice, consent or waiver by Tygart shall be effective as notice, consent or waiver by each Party-Lessor as Lessor. Nevertheless, nothing in this Lease shall constitute the Parties-Lessor a partnership, joint venture or other association.

Section 13.17 Barriers. Lessor hereby waives the statutory restriction against mining within five feet of the boundary lines of the Leased Premises. Lessee may mine to the Lessor’s property line if the written consent of adjoining property owners and mineral lessees, if any, is first obtained.

Section 13.18 Exploration Data. Lessee shall furnish within a reasonable time to Lessor copies of all drilling, coring, maps, photographs, coal analyses, coal reserve calculations, and all other exploration data made in connection with Lessee’s testing of the Mineable Coal in the Leased Premises during the Term of this Lease.

Section 13.19 Memorandum of Lease. The parties will prepare and execute a memorandum of this Lease appropriate for recording as well as supplemental memoranda reflecting the addition of any properties to the Leased Premises. In the event of any inconsistency between such memoranda and this Lease shall govern.

IN WITNESS WHEREOF, the Parties have caused this Lease to be executed and delivered by their respective officers, thereunto duly authorized, as of the date first above written.

LESSOR:

TYGART RESOURCES, INC.

By:	/s/ Thomas E. Blandford
Thomas E. Blandford, President

PITTSBURGH-LIGONIER, INC.

By:	/s/ Benjamin H. Putnam
Benjamin H. Putnam, Jr., President

LESSEE:

ROCKING CHAIR ENERGY COMPANY, LLC

By:	/s/ Jimmie R. Ryan
Jimmie R. Ryan, Manager

EXHIBIT ‘A’

[Map of Leased Premises Intentionally Omitted]

*CONFIDENTIAL MATERIAL HAS BEEN

OMITTED AND FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE

COMMISSION. BRACKETS AND UNDERSCORES

DENOTE SUCH OMISSIONS.

EXHIBIT ‘B’

to

LEASE AGREEMENT

dated, January 20, 2006

between

TYGART RESOURCES, INC., and

PITTSBURGH-LIGONIER, INC., LESSORS

and

ROCKING CHAIR ENERGY COMPANY, LLC, LESSEE

Clarion Coal Tracts owned within the Leased Premises, situate in:

Pleasant District, Barbour County, WV

NO.	TRACT NO.	TRACT NAME	ACRES owned

[_*_]

ASSIGNMENT AND CONSENT AGREEMENT

THIS ASSIGNMENT AND CONSENT AGREEMENT (“Agreement”) is dated the 28th day of March, 2006, and made effective as of the 1st day of April, 2006 by and between:

TYGART RESOURCES, INC. a West Virginia corporation, and PITTSBURGH-LIGONIER, INC., a West Virginia corporation (herein together called “Lessor”);

ROCKING CHAIR ENERGY COMPANY, LLC, an Alabama limited liability company (herein called “Lessee”);

and

WOLF RUN MINING COMPANY, a West Virginia corporation (herein called “Assignee”).

Recitals:

A. By Lease Agreement dated January 20, 2006 (the “Base Lease”), by and between the Lessor herein, Tygart Resources, Inc. and Pittsburgh-Ligonier, Inc., and the Lessee herein, Rocking Chair Energy Company, LLC, the Lessor leased to Lessee the sole and exclusive right and privilege to mine and take away, by any mining method, the Clarion seam of coal owned by the Lessor in all of the tracts or parcels of coal within the premises described in Exhibit B that is attached to and made a part of the Base Lease.

B. Lessee desires to assign all of its rights, titles and interests in, to and under the Base Lease to the Assignee herein, Wolf Run Mining Company, and Assignee desires to accept such assignment.

C. Lessor desires to consent to the assignment of the Base Lease by Lessee to Assignee.

NOW, THEREFORE, WITNESSETH: That for and in consideration of the premises and the covenants and conditions set forth herein, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Lessor, Lessee and Assignee hereby agree as follows:

1. Lessee hereby ASSIGNS and SETS OVER to Assignee all of Lessee’s rights, titles and interests in, to and under the Base Lease, free and clear of any and all liens, claims, demands or encumbrances created or existing by, through or under Lessee.

2. Assignee hereby accepts such assignment and agrees to assume and be bound by all terms, covenants and conditions applicable to the Lessee as set forth in the Base Lease, as modified herein, arising from and after the date of such assignment.

3. Lessor hereby consents to the assignment of the Base Lease from Lessee to Assignee; provided, however, that the consent hereby given shall not relieve Assignee of the obligation to obtain Lessor’s consent for any subsequent assignment of the Base Lease to the extent such consent is required by the terms of the Base Lease, as the same may be amended from time-to-time.

4. Lessor and Lessee hereby represent and warrant to Assignee as of the date of this Agreement as follows:

1

a. That the Base Lease is in full force and effect; and

b. That neither Lessor nor Lessee are in default of their respective obligations under the Base Lease, nor does any circumstance or situation exist that with the giving of notice or the passage of time would constitute a default by either Lessor or Lessee under the Base Lease

5. This Assignment and Consent Agreement may be executed in counterparts, and all counterparts taken together shall constitute one original.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Consent Agreement to be executed by their duly authorized representatives as of the date set forth above.

TYGART RESOURCES, INC.

By:	/s/ Thomas E. Blandford

Print Name:	Thomas E. Blandford

Title:	President

PITTSBURGH-LIGONIER, INC.

By:	/s/ Benjamin H. Putnam, Jr.

Print Name:	Benjamin H. Putnam, Jr.

Title:	President

ROCKING CHAIR ENERGY COMPANY, LLC

By:	/s/ Jimmie R. Ryan

Print Name:	Jimmie R. Ryan

Title:	Manager

WOLF RUN MINING COMPANY

By:	/s/ Samuel R. Kitts

Print Name:	Samuel R. Kitts

Title:	President

[Acknowledgments on following page]

2

STATE OF Florida,

COUNTY OF Pinellas, to-wit:

The foregoing Assignment and Consent Agreement was acknowledged before me this 28 day of March, 2006, by Thomas E. Blandford, the President of TYGART RESOURCES, INC., a West Virginia corporation, for and on behalf of the corporation.

My commission expires: 8/11/06.

/s/ Gregory Mark Cunxscales
Notary Public

[Notary seal required]

STATE OF Ohio,

COUNTY OF Washington, to-wit:

The foregoing Assignment and Consent Agreement was acknowledged before me this 28 day of March, 2006, by Benjamin H. Putnam, Jr. the President of PITTSBURGH-LIGONIER, INC., a West Virginia corporation, for and on behalf of the corporation.

My commission expires: 11-06-07.

/s/ Patricia E. Beebe
Notary Public

[Notary seal required]

STATE OF Alabama,

COUNTY OF Jefferson, to-wit:

The foregoing Assignment and Consent Agreement was acknowledged before me this 28 day of March, 2006, by Jimmie R. Ryan, the Manager of ROCKING CHAIR ENERGY COMPANY, LLC, an Alabama limited liability company, for and on behalf of the company.

My commission expires: 11-16-08.

/s/ Carolyn I. Gables
Notary Public

[Notary seal required]

[Additional acknowledgment on following page]

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COMMONWEALTH OF KENTUCKY,

COUNTY OF GREENUP, to-wit:

The foregoing Assignment and Consent Agreement was acknowledged before me this 31st day of March, 2006, by /s/ Samuel R. Kitts, the President of WOLF RUN MINING COMPANY, a West Virginia corporation, for and on behalf of the corporation.

My commission expires: Sept. 8, 2007-03-01.

/s/ Marie Hood
Notary Public

[Notary seal required]

Prepared by:

David G. Hammond (W. Va. Bar No. 4843)

Assistant General Counsel

International Coal Group, Inc.

2000 Ashland Drive

Ashland, Kentucky 41101

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*CONFIDENTIAL MATERIAL HAS BEEN

OMITTED AND FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE

COMMISSION. BRACKETS AND UNDERSCORES

DENOTE SUCH OMISSIONS.

AMENDMENT NO. 1 TO LEASE AGREEMENT

THIS AMENDMENT NO. 1 TO LEASE AGREEMENT is made effective as of the 1st day of April, 2006, by and between:

TYGART RESOURCES, INC. a West Virginia corporation, and PITTSBURGH-LIGONIER, INC., a West Virginia corporation (herein together called “Lessor”);

WOLF RUN MINING COMPANY, a West Virginia corporation (herein called “Lessee”).

Recitals:

A. By Lease Agreement dated January 20, 2006 (the “Base Lease”), by and between the Lessor herein, Tygart Resources, Inc. and Pittsburgh-Ligonier, Inc., and Rocking Chair Energy Company, LLC (“Rocking Chair”), the Lessor leased to Rocking Chair the sole and exclusive right and privilege to mine and take away, by any mining method, the Clarion seam of coal owned by the Lessor in all of the tracts or parcels of coal within the premises described in Exhibit B that is attached to and made a part of the Base Lease.

B. By Assignment and Consent Agreement dated March 28, 2006, effective as of April 1, 2006, Rocking Chair assigned all of its rights, titles and interests in, to and under the Base Lease to Wolf Run Mining Company, the Lessee herein, and the Lessor herein consented to such Assignment.

C. Lessor and Lessee desire to modify and amend several provisions in the Base Lease.

NOW, THEREFORE, WITNESSETH: That for and in consideration of the premises and the covenants and conditions set forth herein, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1. Section 2.03 of the Base Lease is hereby stricken in its entirety.

2. Section 3.01 of the Base Lease is hereby stricken in its entirety and the following new Section 3.01 is hereby added to the terms of the Base Lease:

Section 3.01 Royalties. In consideration of the demise of the Leased Premises contained in Article One, Lessee shall pay royalties to Lessor on the following terms and conditions:

(a)	For and during the first eighteen (18) months of the initial term of this Lease, Lessee shall pay to Lessor a monthly advance royalty as follows:

(i)	For the six (6) month period beginning on February 15, 2006, Lessee shall pay to Lessor the sum of [_*_] ($[_*_]) per month in advance on the fifteen (15th) day of each month during said period;

(ii)

For the six (6) month period beginning on August 15, 2006, Lessee shall pay to Lessor the sum of [_*_] Dollars ($[_*_]) per month in advance on the fifteen (15th) day of each month during said period; and

*CONFIDENTIAL MATERIAL HAS BEEN

OMITTED AND FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE

COMMISSION. BRACKETS AND UNDERSCORES

DENOTE SUCH OMISSIONS.

(iii)

For the six (6) month period beginning on February 15, 2007, Lessee shall pay to Lessor the sum of [_*_] Dollars ($[_*_]) per month in advance on the fifteen (15th) day of each month during said period.

(b)	On August 15, 2007, if Lessee has not yet commenced mining coal pursuant to this Lease, Lessee shall pay to Lessor the sum of [_*_] Dollars ($[_*_]) as an advance royalty for the period from August 15, 2007, through August 15, 2008. The failure by Lessee to pay said sum when due shall constitute a default under this Lease, and Lessor shall be entitled to cancel this Lease ten (10) days after giving written notice to Lessee unless Lessee, within such ten (10) day period, causes said advance royalty to be wire transferred to the account designated by Lessor in the notice of cancellation given to Lessee.

(c)	Lessee agrees to pay to Lessor a production royalty (the “Production Royalty”) in an amount equal to the greater of [_*_] Dollars ($[_*_]) for each ton or [_*_] percent ([_*_] %) of “Gross Realization,” as defined in Section 3.02 below, payable in accordance with the requirements set forth Section 3.03 below.

(d)

During any “Lease Year,” as defined in Section 3.02 below, that begins on or after August 15, 2008, if Lessee is mining coal pursuant to this Lease, Lessee shall pay to Lessor a Production Royalty of at least [_*_] Dollars ($[_*_]) per month (the “Minimum Monthly Production Royalty”). If the Production Royalty actually paid by Lessee to Lessor during any month of any given “Lease Year” after August 15, 2008, is less than the Minimum Monthly Production Royalty, Lessee shall pay to Lessor no later than the fifteenth (15th) day following the end of the applicable month the difference between the Minimum Monthly Production Royalty and the Production Royalty actually paid.

(e)

If Lessee has not commenced mining coal pursuant to this Lease by August 15, 2008, or if Lessee has been mining coal pursuant to this Lease but at any time or from time-to-time discontinues mining coal pursuant to this Lease, Lessee shall pay to Lessor in advance on the 15th day of each month the sum of [_*_] Dollars and [_*_] Cents ($[_*_]) as an advance royalty. Lessee shall pay such advance royalty if at any time beginning on August 15, 2008, or thereafter, Lessee has not mined any coal pursuant to this Lease during the previous thirty (30) day period.

(f)	At such time as Lessee has paid to Lessor the total sum of [_*_] Dollars ($[_*_]) in advance royalty plus Production Royalty payments, Lessee shall not thereafter be required to make any additional advance royalty payments under this Lease, regardless of whether Lessee is mining coal pursuant to this Lease. For purposes of determining when Lessee has paid the total sum of [_*_] Dollars ($[_*_]) in advance royalty plus Production Royalty payments under this Lease, all payments made by Lessee to Lessor pursuant to this Section 3.01 shall be included.

*CONFIDENTIAL MATERIAL HAS BEEN

OMITTED AND FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE

COMMISSION. BRACKETS AND UNDERSCORES

DENOTE SUCH OMISSIONS.

(g)	All advance royalty payments made by Lessee to Lessor hereunder shall be fully recoupable from Production Royalty payments made by Lessee to Lessor; provided, however, that beginning on September 15, 2008, such recoupment shall only be applicable to Production Royalty paid to Lessor in excess of $ [_*_] per month until such time as the advance royalty plus Production Royalty paid under this Lease reaches the limit of [_*_] Dollars ($[_*_]) established by Section 3.01(f) above. Thereafter, any advance royalty which has not been recouped may be recouped from any subsequent Royalty payments. For purposes of determining which payments may be recouped by Lessee from Production Royalty payments, all payments made by Lessee to Lessor pursuant to this Section 3.01, other than Production Royalty payments made pursuant to Section 3.01(c), shall be included.

3. In Section 3.02 of the Base Lease, the definition of “Lease Year” is hereby stricken in its entirety and the following new definition is hereby added to the terms of the Base Lease:

Lease Year means: (i) in the case of the first Lease Year, the period of eighteen (18) months beginning on February 15, 2006, and ending on August 15, 2007; and (ii) in the case of succeeding Lease Years, any period of twelve (12) months during the Term of this Lease beginning on August 15 and ending on the following August 15.

4. Section 10.01 of the Base Lease is hereby amended by adding the following additional sentence to the end of the existing language of Section 10.01:

Nothing in this Section 10.01 shall prohibit or limit Lessee’s ability to assign, sublease or transfer Lessee’s interest in this Lease to any direct or indirect subsidiary company of International Coal Group, Inc. without Lessor’s consent; provided, however, that no such assignment, sublease or transfer to any such subsidiary Company shall be effective until after written notice of same is provided to Lessor, and provided further that no such assignment, sublease or transfer to any such Subsidiary Company shall relieve Lessee of its obligations under this Lease.

5. In Section 13.01 of the Base Lease, the Lessee’s address and the “copy to” address are hereby stricken and the following new addresses are added:

If to Lessee:	Wolf Run Mining Company
Attention: President
2708 Cranberry Square
Morgantown, West Virginia 26505

With copy to:	Until July 1, 2006:

International Coal Group, Inc.
Attention: General Counsel
2000 Ashland Drive
Ashland, Kentucky 41101

After July 1, 2006:

*CONFIDENTIAL MATERIAL HAS BEEN

OMITTED AND FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE

COMMISSION. BRACKETS AND UNDERSCORES

DENOTE SUCH OMISSIONS.

International Coal Group, Inc.

Attention: General Counsel

300 Corporate Centre Drive

Scott Depot, West Virginia 25560

6. Except as modified and amended herein, all terms, covenants and conditions of the Base Lease shall remain in full force and effect.

7. This Amendment No. 1 to Lease Agreement may be executed in counterparts, and all counterparts taken together shall constitute one original.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Lease Agreement to be executed by their duly authorized representatives as of the date set forth above.

TYGART RESOURCES, INC.

By:	/s/ Thomas E. Blandford
Print Name:	Thomas E. Blandford
Title:	President

PITTSBURGH-LIGONIER, INC.

By:	/s/ Bejamin H. Putman, Jr.
Print Name:	Bejamin H. Putman, Jr.
Title:	President

WOLF RUN MINING COMPANY

By:	/s/ Samuel R. Kitts
Print Name:	Samuel R. Kitts
Title:	President

CORPORATE GUARANTY

KNOW ALL MEN BY THESE PRESENTS: For a valuable consideration, receipt of which is hereby acknowledged, the undersigned INTERNATIONAL COAL GROUP, INC., a Delaware corporation (hereinafter called “Guarantor”), absolutely, unconditionally and irrevocably guarantees, for the benefit of TYGART RESOURCES, INC., a West Virginia corporation, and PITTSBURGH-LIGONIER, INC., a West Virginia corporation (collectively, the “Lessor”), the payment and performance by WOLF RUN MINING COMPANY, a West Virginia corporation (“Lessee”), of each and every duty, obligation, covenant, agreement, indemnity, responsibility and liability of Lessee under and pursuant to the Coal Lease Agreement by and between Tygart Resources, Inc. and Pittsburgh-Ligonier, Inc. and Rocking Chair Energy Company, LLC, dated the 20th day of January, 2006, as amended by Amendment No. 1 to Lease Agreement dated effective the 1st day of April, 2006, and assigned to Wolf Run Mining Company as Lessee by Assignment and Consent Agreement dated effective the 1st day of April, 2006, together with all loss, harm and damage, including, without limitation, reasonable attorney’s fees and costs of litigation, arising from or directly or indirectly related to: (a) the failure of the Lessee to fully and completely pay and perform all of the foregoing promptly; and (b) the enforcement of all of the foregoing as well as this Guaranty. All of the foregoing are collectively referred to as the “Obligations”.

The liability of Guarantor hereunder shall not be modified, changed, released, limited or impaired in any manner whatsoever on account of any or all of the following: (a) the dissolution or termination of Guarantor, Lessee, Lessor or any other person or entity; (b) the failure by Lessor to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of Lessee or any other person or entity; (c) the recovery from Lessee or any other person or entity becomes barred by any statute of limitations or is otherwise prevented; or (d) any impairment, modification, change, release or limitation of the liability of, or stay of actions or lien enforcement proceedings against Lessee, its property, or its estate in bankruptcy resulting from the operation of any present or future provision of the Federal Bankruptcy Code (hereinafter called the “Bankruptcy Code”) or other similar federal or state statute, or from the decision of any court.

Guarantor will derive substantial benefit from the agreement of Lessor to the assignment of the Lease from Rocking Chair Energy Company, LLC to Lessee, and the execution by Guarantor is a condition to Lessor agreeing to the assignment of the Lease to Lessee. Guarantor absolutely and unconditionally covenants and agrees that in the event that Lessee does not or is unable so to pay or perform the Obligations for any reason, including, without limitation, liquidation, dissolution, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, sale of all or substantially all assets, reorganization, arrangements, composition, or readjustment of, or other similar proceedings affecting the status, composition, identity, existence, assets or obligations of Lessee, Guarantor shall pay and perform the Obligations and no such occurrence shall in any way affect Guarantor’s obligations hereunder.

Should the status of Lessee change, this Guaranty shall continue and also cover the Obligations of Lessee under the new status according to the terms hereof.

In the event any payment by Lessee to Lessor is held to constitute a preference under the bankruptcy laws, or if for any other reason Lessor are required to refund such payment or pay the amount thereof to any other party, such payment by Lessee to Lessor shall not constitute a release of Guarantor from any liability hereunder, but Guarantor agrees to pay such amount to Lessor upon demand and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

The rights of Lessor are cumulative and shall not be exhausted by its exercise of any of its rights hereunder or otherwise against Guarantor or by any number of successive actions until and unless all Obligations have been paid and have been performed.

Lessor shall not be required to take any action against Lessee to enforce the obligations under the Lease but may proceed directly against Guarantor for violations of the terms and conditions of the Lease, provided that Lessor shall first give Guarantor notice in writing of the failure of Lessee to perform under the Lease, and thereafter Guarantor shall have (i) fourteen (14) days to cure said default if said default is for the payment of money to Lessor, or (ii) thirty (30) days to cure any other defaults (“Other Defaults”); provided further that Guarantor shall not be deemed in default in curing Other Defaults if within said thirty-day cure period it begins curing said Other Defaults and proceeds diligently to cure said Other Defaults.

All notices, requests, consents, demands, and other communications required or permitted hereunder shall be in writing and personally delivered to the applicable Party or when actually received after being mailed first class, registered or certified mail, postage prepaid, return receipt requested, in either case delivered to the address indicated below for such Party or such other address as such Party may from time to time designate by written notice to the other:

If to Lessor:	President
Tygart Resources, Inc.
7 Evelyn Court
Irwin, Pennsylvania 15642

President
Pittsburg-Ligonier, Inc.
608 Third Street
Marietta, Ohio 45750

If to Lessee:	President
Wolf Run Mining Company
2708 Cranberry Square
Morgantown, West Virginia 26508

If to Guarantor:	Until July 1, 2006:

International Coal Group, Inc.
Attention: General Counsel
2000 Ashland Drive
Ashland, Kentucky 41101

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After July 1, 2006:

International Coal Group, Inc.
Attention: General Counsel
300 Corporate Centre Drive
Scott Depot, West Virginia 25560

This Guaranty shall be deemed to have been made under and shall be governed by the laws of the State of West Virginia in all respects.

This Guaranty may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

This Guaranty may only be modified, waived, altered or amended by a written instrument or instruments executed by the party against which enforcement of said action is asserted. Any alleged modification, waiver, alteration or amendment which is not so documented shall not be effective as to any party.

The terms, provisions, covenants and conditions hereof shall be binding upon Guarantor and the successors and assigns of Guarantor and shall inure to the benefit of Lessor and all transferees, successors, assignees and/or endorsees. A determination that any provision of this Guaranty is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Guaranty to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

Guarantor represents and warrants that this Corporate Guaranty (a) has been duly authorized, approved, executed and delivered, and (b) is valid, legally binding, and enforceable in accordance with its terms.

EXECUTED as the 1st day of April, 2006.

GUARANTOR:

INTERNATIONAL COAL GROUP, INC.
a Delaware corporation

ATTEST:
	By:	/s/ Samuel R. Kitts
	Title:	Senior Vice President

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